EXHIBIT 10(f)(7)

AMENDMENT NO. 6 TO 2008 RESTATEMENT OF XEROX CORPORATION

UNFUNDED RETIREMENT INCOME GUARANTEE PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Employer”) has established the Xerox Corporation Unfunded Retirement Income Guarantee Plan, which is presently set forth in the “2008 Restatement of Xerox Corporation Unfunded Retirement Income Guarantee Plan”, as amended by Amendments No. 1 through 5 (the “Plan”), and

WHEREAS, the Employer desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Effective September 1, 2009, Section 9.4 shall be amended by adding a new subsection (c) thereto, to read in its entirety as follows:

       “(c) The Company may provide a Vesting schedule, other than the Vesting schedule set forth in subsections (a) and (b) of this section with respect to the Localization Transition Benefit of any Employee, in writing in the relevant Localization Agreement.”

2.    Effective September 1, 2009, Section 9.7(c) is amended to read in its entirety as follows:

       “(c) The right to a benefit under the September 2009 Localization Agreement will be Vested in accordance with Section 9.4(c), except that the Vested percentage will be 100% upon a Change in Control.”

The foregoing amendment is effective as of the date stated herein. In all other respects, the Plan remains unchanged.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be signed as of this 10th day of March, 2010.

XEROX CORPORATION

By:	/s/ Thomas J. Maddison
Thomas J. Maddison Vice President, Human Resources